UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2013

APRIA HEALTHCARE GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	333-168159	33-0488566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26220 Enterprise Court Lake Forest, California	92630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 639-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 5, 2013 (the “Closing Date”), Apria Healthcare Group Inc. (the “Company”) entered into a senior secured credit agreement (the “Credit Agreement”), among the Company, as borrower, Sky Acquisition LLC, as parent, the other guarantors party thereto from time to time, Bank of America, N.A., as administrative agent, U.S. Bank National Association as collateral agent, certain other agents party thereto and a syndicate of financial institutions and institutional lenders. Bank of America, N.A., Goldman Sachs Bank USA, Barclays Bank PLC, Wells Fargo Securities LLC and Macquarie Capital (USA) Inc. acted as joint lead arrangers and joint bookrunners.

On the Closing Date the Company borrowed $900.0 million in aggregate principal amount of term loans from the lenders under the Credit Agreement. At the Company’s option the Company may borrow additional term loans under the Credit Agreement, subject to certain customary conditions, including consent of the lenders providing such additional term loans, in an amount not to exceed $175.0 million, plus the aggregate principal amount of voluntary prepayments of term loans on or prior to such time, plus additional amounts subject to compliance on a pro forma basis with certain financial ratio tests.

Interest Rate and Fees

Borrowings under the Credit Agreement bear interest at a fluctuating rate per annum equal to, at the Company’s option (i) a base rate equal to the highest of (a) the federal funds rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its “prime rate” and (c) the one month LIBOR Rate plus 1.00% (provided that in no event shall such base rate with respect to the initial Term Loans be less than 2.25% per annum), in each case plus an applicable margin of 4.50% or (ii) a LIBOR Rate for the applicable interest period (provided that in no event shall such LIBOR rate with respect to the initial Term Loans be less than 1.25% per annum) plus an applicable margin of 5.50%.

Amortization and Final Maturity

The Credit Agreement will mature on the date that is seven years after the Closing Date and will amortize in equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount of term loans, with the balance payable on the final maturity date; provided that the Credit Agreement provides the right for individual lenders to agree to extend the maturity date of their outstanding term loans upon the Company’s request and without the consent of any other lender, subject to customary terms and conditions.

Guarantees and Security

All the Company’s obligations under the Credit Agreement (i) are unconditionally guaranteed by the Company’s parent and substantially all of its existing and future, direct and indirect, wholly-owned domestic restricted subsidiaries and (ii) are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the guarantors.

Restrictive Covenants

The Credit Agreement includes a financial maintenance covenant that prohibits the Company’s consolidated first priority net leverage ratio as of the last day of any test period of four consecutive fiscal quarters (commencing with the test period ending September 30, 2013) to exceed 5.50 to 1.00.

The Credit Agreement also includes customary negative covenants that, subject to significant exceptions, limit the Company’s ability and the ability of the Company’s parent and subsidiaries to, among other things: incur liens; make investments or loans; incur, assume or permit to exist additional indebtedness or guarantees; and pay dividends, make payments or redeem or repurchase capital stock.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement. A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference as though fully set forth herein.

Use of Proceeds and Note Redemptions

The Company used the proceeds from the borrowings under the Credit Agreement to: (i) deposit the redemption price for all of the Company’s outstanding 11.25% Senior Secured Notes due 2014 (Series A-1) (the “Series A-1 Notes”) with the trustee under the indenture governing the Notes (as defined below); (ii) deposit the redemption price for an aggregate principal amount of $160.0 million of the Company’s outstanding 12.375% Senior Secured Notes due 2014 (Series A-2) (the “Series A-2 Notes” and, together with the Series A-1 Notes, the “Notes”) with the trustee under the indenture governing the Notes and (iii) pay fees and expenses associated with the entering into the Credit Agreement and the redemption of the Notes.

On April 5, 2013, the Company provided a notice of redemption for all of its outstanding Series A-1 Notes and an aggregate principal amount of $160.0 million of its outstanding Series A-2 Notes. Each of the Series A-1 Notes and Series A-2 Notes will be redeemed on May 6, 2013 (the “Redemption Date”). The Series A-1 Notes will be redeemed at a redemption price of 102.813% of the aggregate principal amount thereof and the Series A-2 Notes will be redeemed at a redemption price of 103.094% of the aggregate principal amount being redeemed, in each case, plus accrued and unpaid interest to, but not including the Redemption Date. In addition, the Company effected a satisfaction and discharge of the Company’s obligations with respect to the Series A-1 Notes under the indenture governing the Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is hereby incorporated into this Item 2.03.

Item 7.01.	Regulation FD Disclosure

On April 5, 2013, the Company issued a press release announcing the transactions described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Credit Agreement, dated as of April 5, 2013, among the Company, Sky Acquisition LLC, the other guarantors party thereto from time to time, the lenders party thereto, Bank of America N.A., as Administrative Agent, U.S. Bank National Association, as Collateral Agent, and the other parties thereto.

99.1	Press release dated April 5, 2013

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

This Current Report and the exhibits attached herewith contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed refinancing of the Company’s debt, including those regarding the proposed secured term loan and the anticipated use of proceeds therefrom. These forward-looking statements are made only as of the date of this report and are based on management’s current expectations, assumptions, plans and beliefs. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. Certain factors that could cause actual events not to occur as expressed in the forward-looking statements include, but are not limited to, the failure by the Company to successfully consummate the proposed financing transactions and/or the redemption of its outstanding notes. Other potential risks and uncertainties are discussed in the Company’s reports and other documents filed with the Securities and Exchange Commission from time to time. The Company assumes no obligation to update the forward-looking information. Such forward-looking statements are based upon many estimates and assumptions and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company’s management. Inclusion of such forward-looking statements herein should not be regarded as a representation by the Company that the statements will prove to be correct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APRIA HEALTHCARE GROUP INC.

Date: April 5, 2013	By:	/S/ PETER A. REYNOLDS
	Name:	Peter A. Reynolds
	Title:	Principal Financial Officer and Chief Accounting Officer